Exhibit 99.1

VICORP Restaurants, Inc. Announces

Fiscal Third Quarter 2005 Results

DENVER, CO (August 23, 2005) – VICORP Restaurants, Inc. (“the Company”), today announced financial results for its fiscal 2005 third quarter ended July 14, 2005.

Net revenues for the third quarter of 2005 were $92.5 million, a 2.6% increase from net revenues of $90.1 million reported in the third quarter of 2004.  The increase in revenues resulted from sales at the ten new restaurants, net of closures, opened since the end of the third quarter of fiscal 2004.  Comparable restaurant sales for the third quarter of 2005 declined 0.8% versus the previous year’s third quarter.  Net income for the third quarter of 2005 was $1.3 million versus $1.0 million, as restated, in the comparable period of 2004 (see discussion below entitled “Restatement of Previously Issued Consolidated Financial Statements”).  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA” – as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the third quarter of 2005 increased 2.5% to $12.7 million versus the third quarter of 2004 Adjusted EBITDA of $12.4 million.

Operating profit was $7.7 million in the third quarter of 2005 versus $7.5 million in the third quarter of 2004 and was flat in the quarter as a percentage of total revenues.  Decreased food cost as a percentage of restaurant sales in the third quarter was offset by higher percentage labor costs and other operating expenses.  Percentage food cost improved by 1.6 pts in the third quarter of 2005 versus the previous year’s third quarter principally due to improved percentage costs within the Company’s pie manufacturing facilities.  Labor costs were higher by 0.4 pts as a percentage of restaurant sales due largely to inefficiencies associated with the comparable restaurant sales decrease discussed above and minimum wage increases in Illinois and Florida.  Other operating expenses increased by 1.3 pts as a percentage of restaurant sales due to higher utility costs, increased marketing expenditures and higher pre-opening costs during the quarter associated with new restaurants opened or to be opened this fiscal year.  General and administrative costs increased by $0.6 million due primarily to hiring and training costs associated with the current year new restaurant growth and legal costs associated with on-going litigation.  Finally, a $.4 million reduction to the accruals for the California class action lawsuit settlements, net of related amounts receivable from the former owners of the Company, was recognized in the third quarter of fiscal 2005 as the information regarding the ultimate costs was finalized by the trustee.

Debra Koenig, CEO, commented, “While we are disappointed with the comparable sales decrease of 2.0% in our Bakers Square concept in the third quarter, we are, nonetheless, encouraged that the comparable sales performance is significantly improved over that of the second quarter and that the concept’s performance to-date in the fourth quarter continues to show improvement.  The Village Inn concept continued its string of positive same store sales with comparable sales increasing 0.6% in the third quarter, despite the addition of 15 new Village Inn restaurants into existing Village Inn markets since the beginning of fiscal 2004.  Additionally, we are very excited that on August 8 we successfully opened our first “repositioned” Bakers Square restaurant in Naperville, Illinois.  While the remodeled restaurant has not been open long enough to draw any conclusions as to its long-term success, we have been very pleased with the customer response to-date.  During the third quarter, we opened 5 new restaurants.  We have opened 10 new restaurants in the first three quarters of this year, nine Village Inn restaurants and one Bakers Square restaurant.  We plan to open a total of 12 to 15 new restaurants in the fourth quarter, to bring the full year openings to 22 to 25 new restaurants, predominantly under the Village Inn brand.”

Year-to-date through the third quarter, net revenues were $291.8 million in 2005 reflecting a 2.8% increase over the comparable period of 2004.  The increase was attributable to incremental sales from the seven new restaurants opened in fiscal 2004 and the ten new restaurants opened year-to-date in fiscal 2005, in addition to the three extra operating days (see “Factors Affecting Comparability” discussed below), partially offset by a year-to-date 1.5% decline in comparable restaurants sales.  Operating profit increased $1.2 million fiscal year-to-date over the same period last year, principally due to improved performance in our pie manufacturing facilities and incremental contribution from the new restaurants opened in fiscal 2004 and 2005 year-to-date, partially offset by  higher overhead costs.  Net income was $4.0 million for the first three quarters of fiscal 2005 compared to a loss of $0.6 million last year.  Fiscal 2004’s results included $6.9 million of pre-tax debt extinguishment costs. Adjusted EBITDA was $39.7 million for the first three quarters of fiscal 2005, a 4.7% increase from the $37.9 million Adjusted EBITDA, as restated, for the same quarters of 2004 - as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”.

Restatement of Previously Issued Consolidated Financial Statements

We restated our previous year’s reported audited consolidated financial statements principally as a result of a review of our lease accounting policies and practices prompted by the views expressed by the Office of the Chief Accountant of the SEC on February 7, 2005 in a letter to the American Institute of Certified Public Accountants and other recent interpretations regarding certain operating lease issues and their application under GAAP.  From our review, we determined that 1) a substantial number of restaurant property real estate transactions which were consummated between fiscal 1999 and fiscal 2004 needed to be accounted for as deemed financing transactions as opposed to sale-leaseback transactions, 2) we needed to change our accounting for straight-line rent expense with respect to certain leases with scheduled rent escalations, 3) we needed to change the useful lives used as a basis for depreciating certain leasehold improvements, 4) we needed to change how we accounted for deferred income taxes in relation to certain purchase price allocations associated with business acquisitions and 5) certain other miscellaneous adjustments needed to be recorded.

The principal impact of the restatement was to record on our consolidated balance sheets the assets from real estate transactions that we previously believed to be sale-leaseback transactions which were consummated in 1999, 2001 and 2003 related to 79 existing restaurants and nine new restaurant locations opened in 2003 and 2004, and to record the proceeds from these transactions as liabilities under the caption “Deemed landlord financing liability”.  Operating results were restated to recognize depreciation expense associated with the assets subject to these transactions and re-characterize the lease payments previously reported as rent expense as principal repayments and imputed interest expense.  In addition, our reported rent expense was increased to correct certain errors related to our accounting for rent escalator accruals, and our reported depreciation expense was increased to reflect corrected useful lives of certain leasehold improvements.

The net effect of the adjustments to our consolidated statement of operations for the third quarter of 2004 (84 days ended July 8, 2004) was a decrease in net income of $725,000.  This consisted of a decrease in operating and franchise expenses by $1,420,000 and $41,000, respectively, an increase in interest expense of $2,613,000 and a decrease in the provision for income taxes of $427,000.

The net effect of the adjustments to our consolidated statement of operations for the first three quarters of 2004 (256 days ended July 8, 2004) was a decrease in net income of $2,038,000.  This consisted of a decrease in operating and franchise expenses by $4,422,000 and $123,000, respectively, an increase in interest expense of $8,167,000 and an increase in the benefit for income taxes of $1,584,000.

The following schedules summarize the adjustments identified related to our results of operations for the 84-days and 256-days ended July 8, 2004.  We restated our annual consolidated financial statements and certain other interim period financial data with the filing of an amended Annual Report on Form 10-K with the SEC for our fiscal year ended October 28, 2004.

	84 Days Ended July 8, 2004 (Unaudited)
	Previously
	Reported	Corrections	As restated
Statement of Operations Data:
Other operating expenses	$24,343	$(1,420)	$22,923
Franchise operating expenses	553	(41)	512
Operating profit	6,031	1,461	7,492
Interest expense	(3,770)	(2,613)	(6,383)
Income before income taxes	2,372	(1,152)	1,220
Provision for income taxes	674	(427)	247
Net income	1,698	(725)	973
Net loss attributable to common shareholders	(35)	(770)	(805)

	256 Days Ended July 8, 2004 (Unaudited)
	Previously
	Reported	Corrections	As restated
Statement of Operations Data:
Other operating expenses	$78,907	$(4,422)	$74,485
Franchise operating expenses	1,728	(123)	1,605
Operating profit	18,948	4,545	23,493
Interest expense	(10,321)	(8,167)	(18,488)
Income (loss) before income taxes	1,932	(3,622)	(1,690)
Provision for income taxes	541	(1,584)	(1,043)
Net income (loss)	1,391	(2,038)	(647)
Net income (loss) attributable to common shareholders	(3,808)	(2,083)	(5,891)

Statement of Cash Flows Data:
Net cash provided by operations	$18,137	$(398)	$17,739
Net cash used in investing activities	(9,875)	(165)	(10,040)
Net cash used in financing activities	(8,293)	563	(7,730)
Net increase in cash and cash equivalents	(31)	—	(31)

	84 Days Ended July 8, 2004 (Unaudited)			256 Days Ended July 8, 2004 (Unaudited)
(In thousands)	Previously reported	Corrections	As restated	Previously reported	Corrections	As restated
Adjusted EBITDA Data:
Net income (loss)	$1,698	$(725)	$973	$1,391	$(2,038)	$(647)
Provision for income taxes (benefit)	674	(427)	247	541	(1,584)	(1,043)
Interest expense	3,770	2,613	6,383	10,321	8,167	18,488
Depreciation & amortization	3,397	978	4,375	10,042	2,941	12,983

EBITDA	9,571	2,439	12,010	22,434	7,486	29,920
Adjustments to EBITDA
Amortization of rent related adjustments (a)	192	174	366	585	530	1,115
Total Adjustments	192	174	366	585	530	1,115

ADJUSTED EBITDA(1)	9,763	2,613	12,376	29,920	8,016	37,936

(1) See discussion under “Non-GAAP Financial Information” below.

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  The first three quarters of fiscal 2005 and fiscal 2004 consisted of 259 and 256 days, respectively, reflecting the difference in duration of the first quarter of those years.  The second, third and fourth quarters of fiscal 2005 and fiscal 2004 are the same in duration.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR”are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on Tuesday, August 23, 2005, at 1:00 p.m. Eastern Time.  The conference call can be accessed by dialing 1-800-268-8047, Conference ID 7325171.  A recording of the conference call will be available after 3:00 p.m. Eastern Time by dialing 1-800-839-6713 or 1-402-220-2306, Conference ID 7325171.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 379 restaurants in 25 states, consisting of 279 company-operated restaurants and 100 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Annual Report on Form 10-K/A, as amended, for the year ended October 28, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#  #  #

VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

(Unaudited)

(In thousands)

	84 Days Ended	84 Days Ended	259 Days Ended	256 Days Ended
	July 14,	July 8,	July 14,	July 8,
	2005	2004	2005	2004
		(As restated)		(As restated)
Revenues:
Restaurant operations	$91,225	$88,958	$288,087	$280,347
Franchise operations	1,283	1,165	3,703	3,495
	92,508	90,123	291,790	283,842
Costs and expenses:
Restaurant costs:
Food	23,702	24,571	76,307	76,667
Labor	29,861	28,827	92,143	89,125
Other operating expenses	24,720	22,923	77,823	74,485
Franchise operating expenses	480	512	1,512	1,605
General and administrative expenses	6,234	5,602	19,112	17,503
Litigation settlement	(408)	—	(408)	—
Transaction expenses	—	—	15	45
Management fees	196	196	588	897
Asset impairments	—	—	—	22
Operating profit	7,723	7,492	24,698	23,493
Interest expense	(6,577)	(6,383)	(20,031)	(18,488)
Debt extinguishment costs	—	—	—	(6,856)
Other income, net	211	111	437	161
Income (loss) before income taxes	1,357	1,220	5,104	(1,690)
Provision for income taxes (benefit)	49	247	1,072	(1,043)
Net income (loss)	1,308	973	4,032	(647)
Preferred stock dividends and accretion	(1,989)	(1,778)	(5,964)	(5,244)
Net loss attributable to common stockholders	$(681)	$(805)	$(1,932)	$(5,891)

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR

(Unaudited)

(In thousands)

	84 Days Ended	84 Days Ended	259 Days Ended	256 Days Ended
	July 14,	July 8,	July 14,	July 8,
	2005	2004	2005	2004
		(As restated)		(As restated)
Net income (loss)	$1,308	$973	$4,032	$(647)
Provision for income taxes (benefit)	49	247	1,072	(1,043)
Interest expense	6,577	6,383	20,031	18,488
Depreciation & amortization	4,744	4,375	13,744	12,983
EBITDA	12,678	11,978	38,879	29,781
Adjustments to EBITDA
Impairment of assets	—	—	—	22
Asset retirement expense	52	32	74	117
Litigation settlement	(408)		(408)
Debt extinguishment costs	—	—	—	6,856
Transaction expense	—	—	15	45
Amortization of rent related adjustments (a)	358	366	1,104	1,115
Total Adjustments	2	398	785	8,155
ADJUSTED EBITDA	12,680	12,376	39,664	37,936
Net rent expense	4,096	3,935	12,798	12,097
ADJUSTED EBITDAR	$16,776	$16,311	$52,462	$50,033

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share and Per Share Data)

	July 14, 2005	October 28, 2004

Assets
Current assets:
Cash and cash equivalents	$12,595	$1,332
Receivables, net	6,376	11,915
Inventories	10,480	12,245
Deferred income taxes, short-term	3,507	4,673
Prepaid expenses and other current assets	3,274	3,432
Income tax receivable	336	270
Total current assets	36,568	33,867
Deferred income taxes, long-term	2,771	—
Property and equipment, net	82,015	80,316
Assets under deemed landlord financing liability, net	117,800	110,342
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net	10,948	11,358
Other assets, net	11,808	13,763
Total assets	$396,391	$384,127

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$93	$201
Cash overdraft	—	3,190
Accounts payable	12,239	13,174
Accrued compensation	7,483	7,138
Accrued taxes	11,119	7,992
Other accrued expenses	20,384	18,520
Total current liabilities	51,318	50,215
Long-term debt	140,270	141,469
Capitalized lease obligations	213	248
Deemed landlord financing liability	122,164	114,670
Deferred income taxes, long-term	—	1,360
Other noncurrent liabilities	8,936	7,057
Total liabilities	322,901	315,019

Commitments and contingencies

Stock subject to repurchase	1,063	1,063

Stockholders’ equity:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,943 shares issued and outstanding at July 14, 2005 and 68,659 shares issued and outstanding at October 28, 2004 (aggregate liquidation preference of $85,136 and $78,846, respectively)	86,310	80,022
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,386,552 shares issued and outstanding at July 14, 2005 and October 28, 2004	—	—
Paid-in capital	2,452	2,426
Treasury stock, at cost, 923.87 shares of preferred stock and 80,603 shares of common stock at July 14, 2005 and October 28, 2004	(1,004)	(1,004)
Accumulated deficit	(15,331)	(13,399)
Total stockholders’ equity	72,427	68,045
Total liabilities and stockholders’ equity	$396,391	$384,127